   As filed with the Securities and Exchange Commission on January 7, 1998

                                        REGISTRATION STATEMENT NO. 333-42519
==============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           _________________________

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       to
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                           _________________________

                            AVALON PROPERTIES, INC.
             (Exact name of Registrant as specified in its charter)
              MARYLAND                              06-1379111
      (State of incorporation)        (I.R.S. Employer Identification Number)

                                 15 RIVER ROAD
                           WILTON, CONNECTICUT  06897
                                 (203) 761-6500
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                        _______________________________

                               THOMAS J. SARGEANT
                CHIEF FINANCIAL OFFICER, TREASURER AND SECRETARY
                            AVALON PROPERTIES, INC.
                                 15 RIVER ROAD
                           WILTON, CONNECTICUT 06897
                                 (203) 761-6500
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                          ____________________________

                                With copies to:
                                JOHN O. NEWELL
                          GOODWIN, PROCTER & HOAR LLP
                                EXCHANGE PLACE
                       BOSTON, MASSACHUSETTS 02109-2881
                                (617) 570-1000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this form is used to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

==================================================================================================================================

                                                         Proposed Maximum
Title of Securities Being           Amount to be     Proposed Maximum Offering      Aggregate Offering Price        Amount of
  Registered (1)                    Registered (2)       Price Per Share (3)                 (2)(3)            Registration Fee(2)

----------------------------------------------------------------------------------------------------------------------------------

Debt Securities..................
Preferred Stock (4)..............   $397,243,562                (5)                       $397,243,562             $112,143
Common Stock (7).................
Common Stock Warrants (8)
    Total........................
==================================================================================================================================

(1) The Securities registered hereunder may be sold separately, together or as units with other Securities registered hereunder.
(2) In U.S. Dollars or the equivalent thereof denominated in one or more foreign currencies or units of two or more foreign currencies or composite currencies. Pursuant to Rule 429, $17,099,375 is being carried forward from Registration Statement No. 333-22281. The amount of the filing fee previously paid in connection with such securities is $5,044.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended. No separate consideration will be received for Preferred Stock or Common Stock issued from time to time upon conversion or exchange of Debt Securities or Preferred Stock or upon exercise of the Warrants registered hereby. The aggregate maximum public offering price of all Securities issued pursuant to this Registration Statement will not exceed $400,000,000.
(4) Including such indeterminate number of shares of Preferred Stock as may be issued from time to time at indeterminate prices or upon conversion of Debt Securities registered hereby or upon exercise of Warrants registered hereby, as the case may be.
(5) Omitted pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended.
(6) Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended.
(7) Including such indeterminate number of shares of Common Stock as may be issued from time to time at indeterminate prices or upon conversion of Debt Securities or Preferred Stock registered hereby or upon exercise of Warrants registered hereby, as the case may be.
(8) Including such indeterminate number of Warrants or other rights, including without limitation stock purchase or subscription rights, as may be issued from time to time at indeterminate prices.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
==============================================================================

                PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The expenses in connection with the issuance and distribution of the securities being registered are set forth in the following table (all amounts except the registration fee are estimated):

    Registration fee                                              $112,143
    Blue Sky fees and expenses                                       2,000
    Legal fees and expenses                                         25,000
    Accounting fees and expenses                                    15,000
    Printing and engraving expenses                                 20,000
    Miscellaneous                                                    1,857
                                                                  --------
          TOTAL                                                   $176,000

- --------------------------

    All expenses in connection with the issuance and distribution of the securities being offered will be borne by the Company.


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Company's Articles of Incorporation and Bylaws, each as amended and restated, provide certain limitations on the liability of the Company's directors and officers for monetary damages to the Company. The Articles of Incorporation and the Bylaws obligate the Company to indemnify its directors and officers, and permit the Company to indemnify its employees and other agents, against certain liabilities incurred in connection with their service in such capacities. These provisions could reduce the legal remedies available to the Company and the stockholders against these individuals.

    The Company's Bylaws generally require it to indemnify its officers, directors and certain other parties to the fullest extent permitted from time to time by Maryland law, subject to certain limitations. The Maryland General Corporation Law ("MGCL") permits a corporation to indemnify (a) any present or former director or officer who has been successful, on the merits or otherwise, in the defense of a proceeding to which he was made a party by reason of his service in that capacity, against reasonable expenses incurred by him in connection with the proceeding and (b) any present or former director or officer against any claim or liability unless it is established that (i) his act or omission was committed in bad faith or was the result of active or deliberate dishonesty, (ii) he actually received an improper personal benefit in money, property or services or (iii) in the case of a criminal proceeding, he had reasonable cause to believe that his act or omission was unlawful. The MGCL also permits the Company to provide indemnification and advance expenses to a present or former director or officer who served a predecessor of the Company in such capacity, and to any employee or agent of the Company or a predecessor of the Company.

    The stockholders of the Company have approved, and the Company has entered into, indemnification agreements with each of the Company's officers and directors. The indemnification agreements generally require, subject to certain limitations, that the Company indemnify its officers and directors to the fullest extent permitted by law and advance to the officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. The Company must also indemnify and advance all expenses incurred by officers and directors seeking to enforce their rights under the indemnification agreements and cover officers and directors under the Company's directors' and officers' liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by law, it provides assurance to directors and officers that indemnification will be available because such contracts cannot be modified unilaterally in the future by the Board of Directors or the Stockholders to eliminate the rights they provide.

ITEM 16.  EXHIBITS.

EXHIBIT NO.     DESCRIPTION
   1.1          Form of Underwriting Agreement.**
   4.1          Amended and Restated Articles of Incorporation. (Incorporated by
                reference to Exhibit 3.1 of the Current Report on Form 8-K of Avalon
                Properties, Inc., filed on October 23, 1996.)
   4.2          Amended and Restated Bylaws. (Incorporated by reference to Exhibit
                3(ii) of the Current Report on Form 8-K of Avalon Properties, Inc., filed on
                December 4, 1996.)
   4.3          Form of Senior Indenture.  (Incorporated by reference to the corresponding exhibit to the Registration Statement on Form S-3 of Avalon
                Properties, Inc., Registration No. 33-94512.)
   4.4          Form of Subordinated Indenture.  (Incorporated by reference to the corresponding exhibit to the Registration Statement on Form S-3 of Avalon
                Properties, Inc., Registration No. 33-94512.)
   4.5          Form of Preferred Stock Certificate.**
   4.6          Form of Warrant Agreement.**
   5.1          Opinion of Goodwin, Procter & Hoar  LLP as to the legality of the
                Securities being registered.*
   8.1          Opinion of Goodwin, Procter & Hoar  LLP as to certain tax matters.*
   12.1         Calculation of Ratios of Earnings to Fixed Charges.  (Incorporated by
                reference to the corresponding exhibit to Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 of Avalon Properties, Inc.,
                Registration No. 333-22281 filed pursuant to Rule 462(b) on December 4, 1997.)
   23.1         Consent of Coopers & Lybrand L.L.P.*
   23.2         Consents of Goodwin, Procter & Hoar  LLP.  (Included in Exhibits 5.1 and 8.1 hereto).
   24.1         Power of Attorney.  (See page II-5.)
   25.1         Statement of Eligibility and Qualification of Senior Trustee.  (Incorporated by
                reference to the corresponding exhibit to the Registration Statement on Form S-3 of Avalon Properties, Inc., Registration No. 33-94512.)
   25.2         Statement of Eligibility and Qualification of Subordinated Trustee.**

_________________

* Previously filed.
**  To be filed by amendment


ITEM 17.  UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                     (ii) To reflect in the prospectus any acts or events
               arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in "Calculation of Registration Fee" table in the effective registration statement; and

                     (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the undersigned registrant pursuant to Section 13 or
          Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to securityholders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

     (f) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If the public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

     (g)  The undersigned registrant hereby undertakes that:

               (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

               (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Avalon Properties, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alexandria, Virginia, on the 6th day of January, 1998.

                                    Avalon Properties, Inc.


                                    By: /s/ Thomas J. Sargeant
                                       --------------------------------
                                       Thomas J. Sargeant, Chief Financial
                                       Officer, Treasurer and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                      Capacity                      Date
          *                        Chairman of the Board, Chief
- -----------------------------      Executive Officer and Director
RICHARD L. MICHAUX                 (Principal Executive Officer)

          *                        President, Chief Operating Officer
- -----------------------------      and Director
CHARLES H. BERMAN

          *                        Director
- -----------------------------
MICHAEL A. FUTTERMAN

          *                        Director
- -----------------------------
CHRISTOPHER B. LEINBERGER

          *                        Director
- -----------------------------
RICHARD W. MILLER

          *                        Director
- -----------------------------
ALLAN D. SCHUSTER

/s/ Thomas J. Sargeant             Chief Financial Officer,            January 6, 1998
- -----------------------------      Treasurer and Secretary
THOMAS J. SARGEANT                 (Principal Financial Officer
                                   and Principal Accounting Officer)

*by:/s/ Thomas J. Sargeant                                             January 6, 1998
- -----------------------------
THOMAS J. SARGEANT
Attorney-in-Fact